EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 27, 2006, relating to the financial statements of MedicalCV, Inc. as of April 30, 2006 and for the year then ended, which appears in such Registration Statement.  We also consent to the references to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ Lurie Besikof Lapidus & Company, LLP

Lurie Besikof Lapidus & Company, LLP
Minneapolis, Minnesota
November 16, 2006